CARMAX REPORTS RECORD THIRD QUARTER RESULTS

Richmond, Va., December 21, 2010 – CarMax, Inc. (NYSE:KMX) today reported results for the third quarter ended November 30, 2010.

▪	Net sales and operating revenues increased 23% to $2.12 billion from $1.73 billion in the third quarter of last year.

▪	Comparable store used unit sales increased 16% for the quarter.

▪	Total used unit sales rose 18% in the third quarter.

▪	Net income increased to $82.4 million, or $0.36 per diluted share, compared with $74.6 million, or $0.33 per diluted share, earned in the third quarter of fiscal 2010.

•
In the third quarter of last year, net earnings were increased by $0.09 per share for CarMax Auto Finance (CAF) favorable adjustments, primarily related to mark-to-market increases in the fair value of retained subordinated bonds and a reduction in the funding costs of loans originated in previous periods.

Third Quarter Business Performance Review

Sales.  “We are pleased to report another quarter of solid increases in sales,” said Tom Folliard, president and chief executive officer.  “Comparable store used unit sales increased 16%, representing our strongest comps in several years.”  The increase in used unit sales was fueled by both a continued rebound in customer traffic and an improvement in sales conversion.  We believe a portion of the rise in sales conversion reflected improvements in consumer credit availability.

Wholesale unit sales increased 26% compared with the third quarter of fiscal 2010.  The improvement reflected increases in both appraisal traffic and our appraisal buy rate.  Similar to the last several quarters, we believe the rebound in the appraisal buy rate was driven primarily by the strength of wholesale industry used vehicle pricing, which has allowed us to provide higher appraisal offers.

Other sales and revenues increased 17% compared with the prior year’s third quarter.  Extended service plan (ESP) revenues increased 31%, reflecting both the growth in used unit sales and an increase in ESP penetration.  ESP penetration benefited from refinements in the plan design implemented earlier this fiscal year.  Service department sales were similar to the prior year quarter, as service resources were used primarily in reconditioning vehicles to support retail unit sales.  Net third-party finance fees declined modestly as an increase in fees received from third-party providers was more than offset by the effect of an increase in the percentage of sales financed by our subprime finance providers.

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CarMax, Inc.

Gross Profit.  Total gross profit increased 23% to $297.9 million from $242.9 million in the third quarter of fiscal 2010, primarily reflecting the increases in used and wholesale unit sales and ESP revenues, as well as an improvement in total gross profit dollars per retail unit.  Total gross profit per retail unit increased $127 to $3,175 per unit in the current quarter from $3,048 per unit in the corresponding prior year quarter.

Used vehicle gross profit per unit of $2,103 in the current quarter was relatively unchanged from the $2,100 reported in the prior year quarter.

Wholesale gross profit per unit increased to $878 in the current quarter, compared with $827 in the third quarter of last year.  The continued strength of our wholesale profits reflected the favorable wholesale pricing environment, as well as the continued strong dealer attendance and resulting dealer-to-car ratios at our auctions.

CarMax Auto Finance.  Effective March 1, 2010, we adopted new accounting standards under which we now recognize all transfers of auto loan receivables into securitization transactions as secured borrowings.  Beginning in fiscal 2011, CAF income no longer includes a gain on the sale of loans through securitization transactions, but instead primarily reflects the interest and certain other income associated with the auto loan receivables less the interest expense associated with the non-recourse notes payable issued to fund these receivables, direct CAF expenses and a provision for estimated loan losses.

CAF income was $55.7 million compared with $65.8 million in last year’s third quarter.  In the prior year period, CAF income was increased by adjustments totaling $31.6 million related to loans originated in previous fiscal periods.  These adjustments included $17.6 million of favorable mark-to-market adjustments on retained subordinated bonds and $11.9 million related to more favorable funding costs for auto loans refinanced during the quarter that had been originated in earlier periods.

SG&A.  Selling, general and administrative expenses increased 14% to $219.7 million from $192.1 million in the prior year’s third quarter, compared with the 23% increase in total revenues.  The increase in SG&A primarily reflected increases in sales commissions and other variable costs associated with the growth in unit sales, and higher advertising expense.  As sales trends have improved, we have targeted higher levels of advertising expenditures.  The SG&A ratio improved to 10.4% in the current year’s quarter compared with 11.1% in the prior’s year quarter, reflecting the leverage associated with the increases in both unit sales and average selling prices.

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CarMax, Inc.

Supplemental Financial Information

Sales Components
(In millions)	Three Months Ended November 30 (1)			Nine Months Ended November 30 (1)
	2010	2009	Change	2010	2009	Change
Used vehicle sales	$1,688.5	$1,407.1	20.0%	$5,410.1	$4,663.0	16.0%
New vehicle sales	47.7	38.2	24.9%	149.6	149.9	(0.2)%
Wholesale vehicle sales	320.1	226.9	41.1%	966.5	635.4	52.1%
Other sales and revenues:
Extended service plan revenues	39.7	30.2	31.4%	126.6	104.6	21.0%
Service department sales	23.9	24.2	(1.1)%	77.3	77.6	(0.4)%
Third-party finance fees, net	(0.7)	(0.5)	(33.0)%	(7.2)	6.4	(212.5)%
Total other sales and revenues	62.9	53.8	16.8%	196.7	188.7	4.2%
Net sales and operating revenues	$2,119.1	$1,726.0	22.8%	$6,722.9	$5,636.9	19.3%

(1)	Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.

Retail Vehicle Sales Changes
	Three Months Ended November 30		Nine Months Ended November 30
	2010	2009	2010	2009
Comparable store vehicle sales:
Used vehicle units	16%	8%	9%	(2)%
New vehicle units	24%	(33)%	(1)%	(31)%
Total units	16%	7%	9%	(3)%

Used vehicle dollars	18%	19%	15%	2%
New vehicle dollars	25%	(34)%	0%	(31)%
Total dollars	19%	16%	15%	0%

Total vehicle sales:
Used vehicle units	18%	9%	10%	1%
New vehicle units	24%	(33)%	(1)%	(31)%
Total units	18%	8%	10%	(1)%

Used vehicle dollars	20%	20%	16%	5%
New vehicle dollars	25%	(34)%	0%	(31)%
Total dollars	20%	18%	16%	3%

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CarMax, Inc.

Retail Vehicle Sales Mix
	Three Months Ended November 30		Nine Months Ended November 30
	2010	2009	2010	2009
Vehicle units:
Used vehicles	98%	98%	98%	98%
New vehicles	2	2	2	2
Total	100%	100%	100%	100%

Vehicle dollars:
Used vehicles	97%	97%	97%	97%
New vehicles	3	3	3	3
Total	100%	100%	100%	100%

Unit Sales
	Three Months Ended November 30		Nine Months Ended November 30
	2010	2009	2010	2009
Used vehicles	91,854	78,082	296,212	269,205
New vehicles	1,976	1,596	6,278	6,316
Wholesale vehicles	64,333	51,026	197,832	151,042

Average Selling Prices
	Three Months Ended November 30		Nine Months Ended November 30
	2010	2009	2010	2009
Used vehicles	$18,177	$17,810	$18,072	$17,126
New vehicles	$23,994	$23,769	$23,702	$23,602
Wholesale vehicles	$4,844	$4,321	$4,754	$4,082

Selected Operating Ratios
(In millions)	Three Months Ended November 30				Nine Months Ended November 30
	2010	% (1)	2009	% (1)	2010	% (1)	2009	% (1)

Net sales and operating revenues	$2,119.1	100.0%	$1,726.0	100.0%	$6,722.9	100.0%	$5,636.9	100.0%
Gross profit	$297.9	14.1%	$242.9	14.1%	$980.6	14.6%	$833.6	14.8%
CarMax Auto Finance income	$55.7	2.6%	$65.8	3.8%	$165.8	2.5%	$116.3	2.1%
Selling, general, and administrative
expenses	$219.7	10.4%	$192.1	11.1%	$671.6	10.0%	$616.5	10.9%
Operating profit (EBIT) (2)	$133.9	6.3%	$116.5	6.8%	$474.8	7.1%	$333.5	5.9%
Net earnings	$82.4	3.9%	$74.6	4.3%	$291.4	4.3%	$206.3	3.7%

(1)	Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2)	Operating profit equals earnings before interest and income taxes.

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CarMax, Inc.

Gross Profit
(In millions)	Three Months Ended November 30			Nine Months Ended November 30
	2010	2009	Change	2010	2009	Change
Used vehicle gross profit	$193.2	$164.0	17.8%	$644.5	$558.1	15.5%
New vehicle gross profit	1.6	1.7	(5.1)%	4.3	5.6	(23.5)%
Wholesale vehicle gross profit	56.5	42.2	33.9%	176.5	128.1	37.7%
Other gross profit	46.7	35.0	33.4%	155.3	141.8	9.6%
Total gross profit	$297.9	$242.9	22.7%	$980.6	$833.6	17.6%

Gross Profit per Unit
	Three Months Ended November 30				Nine Months Ended November 30
	2010		2009		2010		2009
	$/unit (1)	% (2)	$/unit (1)	% (2)	$/unit (1)	% (2)	$/unit (1)	% (2)
Used vehicle gross profit	$2,103	11.4%	$2,100	11.7%	$2,176	11.9%	$2,073	12.0%
New vehicle gross profit	$807	3.3%	$1,053	4.4%	$684	2.9%	$889	3.7%
Wholesale vehicle gross profit	$878	17.6%	$827	18.6%	$892	18.3%	$848	20.2%
Other gross profit	$497	74.2%	$439	65.0%	$514	79.0%	$515	75.2%
Total gross profit	$3,175	14.1%	$3,048	14.1%	$3,242	14.6%	$3,026	14.8%

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.
(2)	Calculated as a percentage of its respective sales or revenue.

CAF Income
(In millions)	Three Months Ended November 30		Nine Months Ended November 30
	2010 (1)	2009	2010 (1)	2009
Total managed portfolio income	$106.8	$28.2	$316.6	$81.8

Gain:
Gain on sales of loans originated and sold	--	17.0	--	54.7
Other gains	1.8	31.6	4.3	12.6
Total gain	1.8	48.6	4.3	67.3

Expenses:
Interest expense	33.0	--	103.4	--
Provision for loan losses	8.6	--	18.5	--
Direct CAF expenses	11.3	11.0	33.2	32.8
Total expenses	52.9	11.0	155.1	32.8

CarMax Auto Finance income	$55.7	$65.8	$165.8	$116.3

Net loans originated	$500.9	$467.2	$1,637.1	$1,414.3
Average managed receivables, principal only	$4,285.3	$4,083.6	$4,204.6	$4,043.2
Ending allowance for loan losses	$42.2	--	$42.2	--

Ending receivables funded in the warehouse facilities	$542.0	$416.0	$542.0	$416.0
Ending unused warehouse facility capacity	$1,058.0	$784.0	$1,058.0	$784.0

(1)	Reflects the adoption of ASU Nos. 2009-16 and 2009-17 effective March 1, 2010.

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CarMax, Inc.

Earnings Highlights
(In millions except per share data)	Three Months Ended November 30			Nine Months Ended November 30
	2010	2009	Change	2010	2009	Change
Net earnings	$82.4	$74.6	10.4%	$291.4	$206.3	41.2%
Diluted weighted average shares outstanding	228.5	223.9	2.1%	226.9	221.3	2.5%
Net earnings per share	$0.36	$0.33	9.1%	$1.28	$0.92	39.1%

Planned Store Openings

We currently plan to open the following superstores within 12 months from November 30, 2010:

Location	Television Market	Market Status	Planned Opening Date
Baton Rouge, Louisiana	Baton Rouge	New	Q1 FY12
Lexington, Kentucky	Lexington	New	Q1 FY12
Escondido, California	San Diego	Existing	Q2 FY12
North Attleborough, Massachusetts	Providence	New	Q3 FY12

We expect to open a total of five superstores in fiscal 2012.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 21, 2010.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 20372580.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

A webcast replay of the call will be available at investor.carmax.com beginning at approximately 1:00 p.m. ET on December 21, 2010, through March 30, 2011.  A telephone replay also will be available through December 31, 2010, and may be accessed by dialing 1-800-642-1687 (international callers dial
1-706-645-9291).  The conference I.D. for both domestic and international callers is 20372580.

Fourth Quarter and Fiscal Year 2011 Earnings Release Date

We currently plan to release fourth quarter and fiscal year 2011 sales and earnings on Thursday, March 31, 2011, before the opening of the New York Stock Exchange.  We will host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in early March 2011.

About CarMax

CarMax, a Fortune 500 company, and one of the Fortune 2010 “100 Best Companies to Work For,” is the nation’s largest retailer of used cars.  Headquartered in Richmond, Va., CarMax currently operates 103 used car superstores in 49 markets.  The CarMax consumer offer is structured around four customer benefits: low, no-haggle prices; a broad selection; high quality vehicles; and customer-friendly service.  During the twelve months ended February 28, 2010, the company retailed 357,129 used cars and sold 197,382 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

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CarMax, Inc.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:
•	Changes in general or regional U.S. economic conditions.
•	Changes in the availability or cost of capital and working capital financing, including the availability and cost of financing auto loan receivables.
•	Changes in consumer credit availability related to our third-party financing providers.
•	Changes in the competitive landscape within our industry.
•	Significant changes in retail prices for used and new vehicles.
•	A reduction in the availability of or access to sources of inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	The loss of key employees from our store, regional or corporate management teams.
•	The failure of key information systems.
•	The effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer information.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers.
•	The occurrence of severe weather events.
•	Factors related to the seasonal fluctuations in our business.
•	Factors related to the geographic concentration of our superstores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2010, and our quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4287.  We disclaim any intent or obligation to update our forward-looking statements.

Contacts:

Investors and Financial Media:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
Laura Donahue, Vice President, Public Affairs, (804) 747-0422, ext. 4434
Trina Lee, Director, Public Relations (804) 747-0422, ext. 4197

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CarMax, Inc.

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(In thousands except per share data)

	Three Months Ended November 30						Nine Months Ended November 30
	2010	%	(2)	2009	%	(2)	2010	(1)%	(2)	2009	%	(2)

Sales and operating revenues:
Used vehicle sales	$1,688,469	79.7		$1,407,077	81.5		$5,410,133	80.5		$4,662,968	82.7
New vehicle sales	47,671	2.2		38,158	2.2		149,626	2.2		149,917	2.7
Wholesale vehicle sales	320,117	15.1		226,907	13.1		966,495	14.4		635,394	11.3
Other sales and revenues	62,872	3.0		53,835	3.1		196,667	2.9		188,669	3.3
Net sales and operating revenues	2,119,129	100.0		1,725,977	100.0		6,722,921	100.0		5,636,948	100.0
Cost of sales	1,821,219	85.9		1,483,114	85.9		5,742,345	85.4		4,803,299	85.2
Gross profit	297,910	14.1		242,863	14.1		980,576	14.6		833,649	14.8
CarMax Auto Finance income	55,745	2.6		65,806	3.8		165,844	2.5		116,300	2.1
Selling, general and administrative
expenses	219,707	10.4		192,140	11.1		671,635	10.0		616,487	10.9
Interest expense	801	--		674	--		2,286	--		3,088	0.1
Interest income	198	--		45	--		380	--		418	--
Earnings before income taxes	133,345	6.3		115,900	6.7		472,879	7.0		330,792	5.9
Income tax provision	50,981	2.4		41,311	2.4		181,511	2.7		124,484	2.2
Net earnings	$82,364	3.9		$74,589	4.3		$291,368	4.3		$206,308	3.7

Weighted average common shares:
Basic	223,953			220,204			223,007			218,980
Diluted	228,471			223,879			226,924			221,346

Net earnings per share:
Basic	$0.37			$0.34			$1.30			$0.93
Diluted	$0.36			$0.33			$1.28			$0.92

(1)	Reflects the adoption of ASU Nos. 2009-16 and 2009-17 effective March 1, 2010.
(2)	Percents are calculated as a percentage of net sales and operating revenues and may not equal totals due to rounding.

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CarMax, Inc.

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	November 30 2010 (1)	November 30 2009	February 28 2010
ASSETS
Current assets:
Cash and cash equivalents	$74,391	$15,212	$18,278
Restricted cash from collections on auto loan receivables	165,785	--	--
Accounts receivable, net	66,045	68,314	99,434
Auto loan receivables held for sale	--	18,822	30,578
Retained interest in securitized receivables	--	521,283	552,377
Inventory	1,002,982	751,297	843,133
Deferred income taxes	8,266	7,085	5,595
Other current assets	20,031	10,328	7,017

Total current assets	1,337,500	1,392,341	1,556,412

Auto loan receivables, net	4,274,572	--	--
Property and equipment, net	893,421	905,564	893,453
Deferred income taxes	95,100	63,643	57,234
Other assets	94,799	48,719	49,092

TOTAL ASSETS	$6,695,392	$2,410,267	$2,556,191

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$218,037	$191,170	$253,267
Accrued expenses and other current liabilities	110,436	100,575	94,557
Accrued income taxes	524	16,504	6,327
Short-term debt	677	190	883
Current portion of long-term debt	751	119,201	122,317
Current portion of non-recourse notes payable	138,829	--	--

Total current liabilities	469,254	427,640	477,351

Long-term debt, excluding current portion	28,525	27,533	27,371
Non-recourse notes payable, excluding current portion	3,886,871	--	--
Other liabilities	127,257	109,120	117,887

TOTAL LIABILITIES	4,511,907	564,293	622,609

TOTAL SHAREHOLDERS’ EQUITY	2,183,485	1,845,974	1,933,582

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,695,392	$2,410,267	$2,556,191

(1)
Reflects the adoption of ASU Nos. 2009-16 and 2009-17 effective March 1, 2010.  Pursuant to these pronouncements, we recognize (a) all transfers of auto loan receivables into term securitizations and (b) transfers of auto loan receivables into our warehouse facilities on or after March 1, 2010, as secured borrowings.

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CarMax, Inc.

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
 (In thousands)
	Nine Months Ended November 30
	2010	2009
Operating Activities:
Net earnings	$291,368	$206,308
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	43,657	43,947
Share-based compensation expense	33,600	30,697
Provision for loan losses	18,450	--
Loss on disposition of assets	443	359
Deferred income tax provision	14,352	20,312
Net decrease (increase) in:
Accounts receivable, net	13,014	7,562
Auto loan receivables held for sale, net	--	(9,074)
Retained interest in securitized receivables	43,746	(173,021)
Inventory	(159,849)	(48,140)
Other current assets	(15,879)	(216)
Auto loan receivables, net	(249,427)	--
Other assets	(5,984)	1,290
Net decrease in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(48,602)	(10,969)
Other liabilities	(1,377)	(12,578)
Net cash (used in) provided by operating activities	(22,488)	56,477

Investing Activities:
Capital expenditures	(38,536)	(18,372)
Proceeds from sales of assets	8	79
Insurance proceeds related to damaged property	--	447
Increase in restricted cash from collections on auto loan receivables	(3,177)	--
Increase in restricted cash in reserve accounts	(11,310)	--
Release of restricted cash from reserve accounts	11,421	--
Sales (purchases) of money market securities, net	4,001	(2,196)
Sales of investments available-for-sale	--	2,200
Net cash used in investing activities	(37,593)	(17,842)

Financing Activities:
Decrease in short-term debt, net	(206)	(688)
Issuances of long-term debt	243,300	441,000
Payments on long-term debt	(365,451)	(630,435)
Issuances of non-recourse notes payable	2,947,000	--
Payments on non-recourse notes payable	(2,747,710)	--
Equity issuances, net	31,945	23,318
Excess tax benefits from share-based payment arrangements	7,316	2,785
Net cash provided by (used in) financing activities	116,194	(164,020)

Increase (decrease) in cash and cash equivalents	56,113	(125,385)
Cash and cash equivalents at beginning of year	18,278	140,597
Cash and cash equivalents at end of period	$74,391	$15,212
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